POWER OF ATTORNEY

The undersigned officer and/or trustee of the Aspiration Funds (the “Trust”), a Delaware statutory trust, hereby revokes all previous appointments and appoints Timothy Newell, Matthew Bergin, Mark Perlow, Stephen Cohen and/or Tracie A. Coop with full power of substitution, true and lawful attorney-in-fact of the undersigned to execute in name, place and stead of the undersigned and on behalf of the undersigned (i) any registration statement on Form N-1A, Form N-14 or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto, filed by the Trust of which Samantha Lovell is now or is on the date of such filing a Trustee and/or the Treasurer and Principal Accounting Officer of the Trust, (ii) any application, notice or other filings with the Securities and Exchange Commission and any and all amendments thereto, and (iii) any and all other documents and papers, including any exhibits, in connection therewith, and generally to do all such things in her name and on her behalf in the capacities indicated to enable the Trust to comply with the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, and the rules thereunder on behalf of Samantha Lovell, pursuant to the power of attorney signed below.

IN WITNESS WHEREOF, the undersigned has executed this instrument on this 19th day of November 2024.

/s/ Samantha Lovell
Samantha Lovell Interested Trustee, Treasurer and Principal Accounting Officer